Exhibit 99.1

Blucora Announces Strong Third Quarter Results

BELLEVUE, Wash., November 1, 2012 (BUSINESS WIRE) — Blucora, Inc. (NASDAQ: BCOR) today announced financial results for the third quarter ended September 30, 2012.

“I am pleased to report Blucora had another quarter of strong performance, driven by great results from our online search business,” said Bill Ruckelshaus, President and Chief Executive Officer of Blucora. “I am also pleased with the progress our tax preparation business has made during the offseason to improve the core product and position for long-term growth.”

“Overall, the strategies in place at Blucora are proving out and our teams are executing well. We are pleased with our progress and optimistic about our future plans.” Ruckelshaus added

Summary Financial Performance: 3Q 2012

($ in millions except per share amounts)

	Q3 2012		Q3 2011	Growth
Revenue	$92.9		$56.3	65%
Search	$91.4		$56.3	62%
Tax Preparation	$1.5		N/A	N/A
Adjusted EBITDA	$12.1		$8.5	42%
Non-GAAP Net Income	$10.4		$6.8	52%
Non-GAAP Diluted EPS	$0.25		$0.17	47%
Net Income (Loss)	$(2.4	)*	$2.1	N/A
GAAP Diluted Income (Loss) Per Share	$(0.06	)*	$0.05	N/A

*	Includes a $4.3 million non-cash loss on derivative instrument.

See reconciliation of non-GAAP to GAAP measures below.

Segment Information

Search

Search revenue for the third quarter of 2012 was $91.4 million, up 62 percent from the third quarter of 2011. Search revenue reflects strong growth from search distribution, which increased 78 percent over the prior year. Search segment income was $16.4 million, up 51 percent over the third quarter of 2011.

Tax Preparation

Tax Preparation revenue for the third quarter of 2012 was $1.5 million, and segment loss was $1.6 million. Tax preparation typically posts a seasonal loss in the third quarter when there is little revenue from its tax business.

Corporate Operating Expenses

Unallocated corporate operating expenses for the third quarter of 2012 were $2.7 million.

Fourth Quarter Outlook

For the fourth quarter of 2012, the Company expects revenues to be between $92.0 million and $95.0 million, Adjusted EBITDA to be between $10.0 million and $11.0 million, Non-GAAP Net Income to be between $7.7 million and $8.9 million, or $0.18 to 0.21 per diluted share, and Net Income to be between breakeven and $1.0 million, or $0.00 to $0.02 per diluted share. The Company’s forward-looking guidance does not reflect potential gains or losses from derivative instruments.

Conference Call and Webcast

A conference call will be held today at 2 p.m. Pacific time / 5 p.m. Eastern time during which the Company will further discuss third quarter results and its outlook including tax preparation segment guidance for the first half of 2013. The live webcast and supplemental materials are included in a current report on form 8-K and can be accessed in the Investor Relations section of the Blucora corporate website at http://www.blucora.com. A replay of the call will also be available on our website.

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About Blucora™

Blucora operates two leading Internet businesses. Our InfoSpace business provides online search and monetization solutions to a network of more than 100 partners globally. Through TaxACT, we provide online tax preparation solutions to consumers and professional preparers. The Blucora team brings decades of experience operating and investing in desktop, online, and mobile businesses. We are passionate about the power of the Internet to improve the lives of consumers, and our businesses operate at the forefront of digital migration trends in their respective markets. More information about Blucora may be found at www.blucora.com. Follow and subscribe to us on Twitter, LinkedIn and YouTube.

Source: Blucora, Inc.

Blucora Contact:

Stacy Ybarra, 425-709-8127

stacy.ybarra@blucora.com

This announcement contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Actual results may differ significantly from management’s expectations due to various risks and uncertainties including, but not limited to: general economic, industry, and market sector conditions; the timing and extent of market acceptance of developed products and services and related costs; our dependence on companies to distribute our products and services; the ability to successfully integrate acquired businesses; future acquisitions; the successful execution of the Company’s strategic initiatives, operating plans, and marketing strategies; and the condition of our cash investments. A more detailed description of these and certain other factors that could affect actual results is included in Blucora, Inc.’s most recent Annual Report on Form 10-K and subsequent reports filed with or furnished to the Securities and Exchange Commission. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this release. Blucora, Inc. undertakes no obligation to update any forward-looking statements to reflect new information, events, or circumstances after the date of this release or to reflect the occurrence of unanticipated events.

Blucora, Inc.

Preliminary Condensed Consolidated Statements of Comprehensive Income (Loss) (1)

(Unaudited)

(Amounts in thousands, except per share data)

	Three months ended		Nine months ended
	September 30, 2012	September 30, 2011	September 30, 2012	September 30, 2011
Revenues	$92,870	$56,257	$309,449	$162,199
Cost of sales (includes amortization of acquired intangible assets of $2,014, $518, $5,606, and $2,248) (2)	69,973	38,755	193,747	108,008

Gross profit	22,897	17,502	115,702	54,191
Expenses and other loss:
Engineering and technology (2)	2,410	1,806	7,431	5,254
Sales and marketing (2)	7,741	4,888	36,053	16,757
General and administrative (2)	5,283	6,513	21,705	16,643
Depreciation	560	475	1,627	1,689
Amortization of intangible assets	3,169	—	8,450	—
Other loss, net (3)	5,196	456	7,681	274

Total expenses and other loss	24,359	14,138	82,947	40,617

Income (loss) from continuing operations before income taxes	(1,462)	3,364	32,755	13,574
Income tax expense	(936)	(1,289)	(14,049)	(4,927)

Income (loss) from continuing operations	(2,398)	2,075	18,706	8,647

Discontinued operations: (1)
Loss from discontinued operations, net of taxes (2)	—	—	—	(2,253)
Loss on sale of discontinued operations, net of taxes	—	—	—	(7,674)

Net income (loss)	$(2,398)	$2,075	$18,706	$(1,280)

Earnings per share - Basic
Income (loss) from continuing operations	$(0.06)	$0.05	$0.47	$0.23
Loss from discontinued operations	—	—	—	(0.06)
Loss on sale of discontinued operations	—	—	—	(0.20)

Net income (loss) per share - Basic	$(0.06)	$0.05	$0.47	$(0.03)

Earnings per share - Diluted
Income (loss) from continuing operations	$(0.06)	$0.05	$0.45	$0.23
Loss from discontinued operations	—	—	—	(0.06)
Loss on sale of discontinued operations	—	—	—	(0.20)

Net income (loss) per share - Diluted	$(0.06)	$0.05	$0.45	$(0.03)

Weighted average shares outstanding used in computing basic income (loss) per share	40,511	38,568	40,108	37,451

Weighted average shares outstanding used in computing diluted income (loss) per share	40,511	39,158	41,425	38,131

(1)

In the nine months ended September 30, 2011, the Company completed the sale of its Mercantila e-commerce business. The operating results of that business have been presented as discontinued operations for all periods presented. Income taxes related to discontinued operations were a benefit of $1.3 million for the nine months ended September 30, 2011. Income taxes related to discontinued operations were $0.6 million and $0.7 million for the three and nine months ended September 30, 2010, respectively. A loss, net of an income tax benefit of $5.1 million, on the sale of the Mercantila business was recorded for the nine months ended September 30, 2011. Revenue, operating expenses and income taxes, loss from discontinued operations and the loss on sale of these discontinued operations are presented below (in thousands):

	Three months ended		Nine months ended
	September 30, 2012	September 30, 2011	September 30, 2012	September 30, 2011
E-Commerce
Revenue	$—	$—		$16,894
Operating expenses and income taxes	—	—		19,147

Loss from discontinued operations, net of taxes	$—	$—	$—	$(2,253)

Loss on sale of discontinued operations, net of taxes	$—	$—	$—	$(7,674)

(2)

In the nine months ended September 30, 2012, $5.2 million in stock-based compensation expense was recorded in association with the modification of the terms of a warrant and the vesting of a non-employee performance-based equity award, which were both triggered by the acquisition of the TaxACT business, and the related expense was allocated to general and administrative expense. Stock-based compensation expense for the three and nine months ended September 30, 2012 and 2011 is allocated among the following captions (in thousands):

	Three months ended		Nine months ended
	September 30, 2012	September 30, 2011	September 30, 2012	September 30, 2011
Stock-Based Compensation
Cost of sales	$183	$37	$331	$234
Engineering and technology	332	251	894	684
Sales and marketing	587	177	1,389	829
General and administrative	1,093	2,584	8,309	4,673
Discontinued operations	—	—	—	(159)

Total stock-based compensation expense	$2,195	$3,049	$10,923	$6,261

(3)	Other loss, net for the three and nine months ended September 30, 2012 and 2011 is allocated among the following captions (in thousands):

	Three months ended		Nine months ended
	September 30, 2012	September 30, 2011	September 30, 2012	September 30, 2011
Other Loss, Net
Interest expense	794	—	2,647	—
Amortization of debt issuance costs and accretion of debt discount	117	—	1,040	—
Loss on derivative instrument	4,335	—	4,274	—
Gain on contingency resolution	—	—	—	(1,500)
Increase in fair value of earn-out contingent liability	—	500	—	2,000
Other	(50)	(44)	(280)	(226)

Total other loss, net	$5,196	$456	$7,681	$274

Blucora, Inc.

Preliminary Condensed Consolidated Balance Sheets

(Unaudited)

(Amounts in thousands)

	September 30, 2012	December 31, 2011
ASSETS
Current assets:
Cash and cash equivalents	$96,407	$81,897
Short-term investments, available-for-sale	54,010	211,654
Accounts receivable, net	35,243	25,019
Other receivables, net	1,274	542
Prepaid expenses and other current assets, net	4,514	1,958

Total current assets	191,448	321,070
Property and equipment, net	6,587	5,277
Goodwill	230,980	44,815
Other intangible assets, net	137,959	1,315
Deferred tax asset, net	19,369	19,102
Other long-term assets	4,382	3,560
Total assets	$590,725	$395,139

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$36,954	$28,947
Accrued expenses and other current liabilities	12,372	10,250
Short-term portion of long-term debt, net of discount of $142	2,233	—
Derivative instruments	10,951	—

Total current liabilities	62,510	39,197
Long-term liabilities:
Long-term debt, net of discount of $517	71,604	—
Deferred tax liability	48,149	21
Other long-term liabilities	2,205	816

Total long-term liabilities	121,958	837

Total liabilities	184,468	40,034
Stockholders’ equity:
Common stock	4	4
Additional paid-in capital	1,386,741	1,353,971
Accumulated deficit	(980,196)	(998,902)
Accumulated other comprehensive income (loss)	(292)	32

Total stockholders’ equity	406,257	355,105

Total liabilities and stockholders’ equity	$590,725	$395,139

Blucora, Inc.

Preliminary Condensed Consolidated Statements of Cash Flows

(Unaudited)

(Amounts in thousands)

	Nine months ended
	September 30, 2012	September 30, 2011
Operating activities:
Net income (loss)	$18,706	$(1,280)
Adjustments to reconcile net income (loss) to net cash provided by operating activities of continuing operations:
Loss on sale of discontinued operations	—	7,674
Loss from discontinued operations	—	2,253
Depreciation and amortization of intangible assets	16,950	6,190
Stock-based compensation	6,637	4,488
Warrant-related stock-based compensation	4,286	1,932
Excess tax benefits from stock-based award activity	(20,882)	—
Deferred income taxes	(7,398)	2
Unrealized amortization of premium or accretion of discount on investments, net	(335)	285
Amortization of debt origination costs	746	—
Accretion of debt discount	294	—
Loss on derivative instrument	4,274	—
Earn-out contingent liability adjustments	—	2,000
Gain on resolution of contingent liability	—	(1,500)
Other	(21)	(8)
Changes in operating assets and liabilities:		—
Accounts receivable	(907)	(882)
Other receivables	504	(1,118)
Prepaid expenses and other current assets	705	849
Deferred tax assets and other long-term assets	(612)	(150)
Accounts payable	(2,344)	5,981
Accrued expenses and other current and long-term liabilities	18,357	(13,660)

Net cash provided by operating activities of continuing operations	38,960	13,056
Investing activities:
Business acquisition, net of cash acquired	(279,386)	—
Purchases of property and equipment	(2,776)	(2,507)
Change in restricted cash	168	409
Proceeds from sales of investments	184,934	—
Proceeds from maturities of investments	32,125	83,141
Purchases of investments	(59,076)	(204,777)

Net cash used by investing activities of continuing operations	(124,011)	(123,734)
Financing activities:
Proceeds from loan, net of debt issuance costs of $2,343 and debt discount of $953	96,704	—
Proceeds from sale of common stock	—	7,000
Repayment of debt	(25,504)	—
Excess tax benefits from stock-based award activity	20,882	—
Proceeds from stock option exercises and issuance of stock through employee stock purchase plan	8,413	16,664
Tax payments from shares withheld upon vesting of restricted stock units	(934)	(1,388)
Earn-out payments for business acquisition	—	(423)
Repayment of capital lease obligation	—	(221)

Net cash provided by financing activities of continuing operations	99,561	21,632
Discontinued operations:
Net cash used by operating activities attributable to discontinued operations	—	(6,156)
Net cash used by investing activities attributable to discontinued operations	—	(638)

Net cash used by discontinued operations	—	(6,794)
Net increase (decrease) in cash and cash equivalents	14,510	(95,840)
Cash and cash equivalents:
Beginning of period	81,897	155,645

End of period	$96,407	$59,805

Blucora, Inc.

Preliminary Segment Information

(Unaudited)

(Amounts in thousands)

	Three months ended		Nine months ended
	September 30, 2012	September 30, 2011	September 30, 2012	September 30, 2011
Search:
Revenue	$91,408	$56,257	$248,511	$162,199
Cost of revenue (1)	65,203	36,329	176,545	99,031
Operating expenses	9,849	9,119	27,159	29,730

Search segment income	16,356	10,809	44,807	33,438
Search segment margin	18%	19%	18%	21%
Tax Preparation:
Revenue	1,462	—	60,938	—
Cost of revenue (2)	292	—	4,410	—
Operating expenses	2,731	—	24,000	—

Tax Preparation segment income	(1,561)	—	32,528	—
Tax Preparation segment margin	-107%	0%	53%	0%
Total segment:
Total revenue	92,870	56,257	309,449	162,199
Total cost of revenue	65,495	36,329	180,955	99,031
Total segment operating expenses	12,580	9,119	51,159	29,730

Total segment income	14,795	10,809	77,335	33,438
Total segment margin	16%	19%	25%	21%
Corporate:
Operating expense	2,695	2,307	9,026	6,980
Stock-based compensation	2,195	3,049	10,923	6,420
Depreciation	988	1,115	2,895	3,942
Amortization of intangible assets	5,183	518	14,055	2,248
Other loss, net	5,196	456	7,681	274
Income tax expense	936	1,289	14,049	4,927
Discontinued operations, net of taxes	—	—	—	9,927

Total corporate	17,193	8,734	58,629	34,718

Net income (loss)	$(2,398)	$2,075	$18,706	$(1,280)

(1)

Amounts do not include amortization of acquired technology and costs associated with the operation of the Company’s data centers that serve its search business, including depreciation, personnel expenses (including stock-based compensation expense), energy, and bandwidth costs.

(2)

Amounts do not include amortization of acquired technology and costs associated with the operation of the Company’s data center that serves its tax preparation business, including depreciation, personnel expenses, (including stock-based compensation expense), energy, and bandwidth costs, and personnel costs associated with customer service.

Blucora, Inc.

Reconciliations of Non-GAAP Financial Measures to the Nearest Comparable GAAP Measure

Preliminary Adjusted EBITDA Reconciliation (1)

(Unaudited)

(Amounts in thousands)

	Three months ended		Nine months ended
	September 30, 2012	September 30, 2011	September 30, 2012	September 30, 2011
Net income (loss) (2)	$(2,398)	$2,075	$18,706	$(1,280)
Loss from discontinued operations	—	—	—	9,927
Depreciation and amortization of intangible assets	6,171	1,633	16,950	6,190
Stock-based compensation	2,195	3,049	10,923	6,420
Other loss, net (3)	5,196	456	7,681	274
Income tax expense	936	1,289	14,049	4,927

Adjusted EBITDA (4)	$12,100	$8,502	$68,309	$26,458

Blucora, Inc.

Reconciliations of Non-GAAP Financial Measures to the Nearest Comparable GAAP Measure

Preliminary Non-GAAP Net Income Reconciliation (1)

(Unaudited)

(Amounts in thousands, except per share amounts)

	Three months ended		Nine months ended
	September 30, 2012	September 30, 2011	September 30, 2012	September 30, 2011
Net income (loss) (2)	$(2,398)	$2,075	$18,706	$(1,280)
Loss from discontinued operations	—	—	—	9,927

Income from continuing operations (2)	(2,398)	2,075	18,706	8,647
Stock-based compensation	2,195	3,049	10,923	6,420
Amortization of acquired intangible assets	5,183	518	14,055	2,248
Loss on derivatives	4,335	—	4,274	—
Cash tax impact of GAAP adjustments	(15)	(18)	(102)	(60)
Non-cash income tax expense from continuing operations (1)	1,121	1,221	12,899	4,613

Non-GAAP net income (4)	$10,421	$6,845	$60,755	$21,868

Per share amounts
Income (loss) from continuing operations - diluted	(0.06)	0.05	0.45	0.23
Stock-based compensation - diluted	0.05	0.08	0.27	0.16
Amortization of acquired intangible assets - diluted	0.12	0.01	0.34	0.06
Loss on derivatives - diluted	0.11	—	0.10	—
Cash tax impact of GAAP adjustments - diluted	(0.00)	(0.00)	(0.00)	(0.00)
Non-cash income taxes per share - diluted	0.03	0.03	0.31	0.12

Non-GAAP net income per share - diluted	$0.25	$0.17	$1.47	$0.57

Weighted average shares outstanding used in computing diluted non-GAAP income per share and its components	42,048	39,158	41,425	38,131

Preliminary Adjusted EBITDA Reconciliation for Forward-Looking Guidance

(Amounts in thousands)

	Ranges for the three months ending December 31, 2012
Net income	—	1,000
Depreciation and amortization of acquired intangible assets	6,300	6,100
Stock-based compensation	2,500	2,200
Other loss, net (4)	1,200	1,000
Income tax expense	—	700

Adjusted EBITDA	$10,000	$11,000

Preliminary Non-GAAP Net Income Reconciliation for Forward-Looking Guidance

(Amounts in thousands)

	Ranges for the three months ending December 31, 2012
Net income	—	1,000
Stock-based compensation	2,500	2,200
Amortization of acquired intangible assets	5,200	5,100
Non-cash income tax expense from continuing operations	—	600

Non-GAAP net income	$7,700	$8,900

(1)

Blucora’s Adjusted EBITDA is calculated by adjusting net income (loss) determined in accordance with generally accepted accounting principles (“GAAP”) to exclude the effects of loss from discontinued operations (which includes loss from discontinued operations, net of taxes, and loss on sale of discontinued operations, net of taxes), income taxes, depreciation, amortization of acquired intangible assets, stock-based compensation expense, and other loss ,net (which includes such items as interest expense, interest income, derivative instrument gains or losses, foreign currency gains or losses, gains or losses from the disposal of assets, adjustments to the fair values of contingent liabilities related to business combinations, and gains on resolutions of contingencies), as detailed above. Blucora’s management believes that Adjusted EBITDA provides meaningful supplemental information regarding the Company’s performance by excluding certain expenses and gains that management believes are not indicative of its core business operating results. Blucora uses this non-GAAP financial measure for internal management purposes, when publicly providing guidance on possible future results, and as a means to evaluate period-to-period comparisons. Blucora believes that Adjusted EBITDA is a common measure used by investors and analysts to evaluate its performance, that it provides a more complete understanding of the results of operations and trends affecting the Company’s business when viewed together with GAAP results, and that management and investors benefit from referring to this non-GAAP financial measure.

Blucora’s Non-GAAP net income and Non-GAAP earnings per share is calculated by adjusting GAAP net income (loss) to exclude the effects of discontinued operations, net of taxes (which includes loss from discontinued operations, net of taxes, and loss on sale of discontinued operations, net of taxes), loss from the sale of discontinued operations, net of taxes, stock-based compensation expense, amortization of acquired intangible assets, gain or loss on derivatives, the cash tax impact of those adjustments to GAAP net income, and non-cash portion of income tax expense from continuing operations, as detailed in the accompanying table to the preliminary condensed consolidated financial statements (unaudited). The Company excludes the non-cash portion of income tax expense because of its ability to offset a substantial portion of its cash tax liabilities by using these deferred tax assets. The majority of these deferred tax assets will expire if unutilized in 2020.

Blucora’s management believes that non-GAAP net income and non-GAAP earnings per share provide meaningful supplemental information to management, investors and analysts regarding the Company’s performance and the valuation of its business by excluding items in the statement of operations that management does not consider part of the Company’s ongoing operations or have not been, or are not expected to be, settled in cash. Additionally, Blucora’s management believes that non-GAAP net income and non-GAAP earnings per share are common measures used by investors and analysts to evaluate the Company’s performance and the valuation of its business.

Adjusted EBITDA, non-GAAP net income and non-GAAP earnings per share should be evaluated in light of the Company’s financial results prepared in accordance with GAAP, and should be considered as a supplement to, and not as a substitute for or superior to, GAAP net income.

(2)	As presented in the Preliminary Condensed Consolidated Statements of Operations (unaudited).
(3)

Other loss, net includes such items as interest expense, interest income, derivative instrument gains or losses, foreign currency gains or losses, gains or losses from the disposal of assets, adjustments to the fair values of contingent liabilities related to business combinations, and gains on resolutions of contingencies.

(4)

Other loss, net, primarily consists of interest expense, interest income, foreign currency gains or losses, and gains or losses from the disposal of assets, and the Company’s forward-looking guidance does not reflect potential gains or losses from derivative instruments.